                             THE ALPINE GROUP, INC.


                      12 1/4% Senior Secured Note due 2003

                                                              Cusip No. 02085AC9

No. R-2                                                       $1,000,000.00


     THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH
IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALE TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1),
(a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER,

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                                        2


SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

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                                        3


     This Note is issued with original issue discount and the following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code.

Issue Date:  July 21, 1995         Original issue discount under Section 1273
                                    of the Internal Revenue Code (for each
                                    $1,000 principal amount): $82.63


Issue Price (for each $1,000       Yield to Maturity: 14% compounded
  principal amount):  $917.37       semiannually on each January 15 and July 15
                                    commencing January 15, 1996 (computed
                                    without giving effect to any additional
                                    payments of interest in the event the issuer fails to consummate an exchange offer or cause a registration statement to be declared effective, in each case as described on the reverse hereof)

     The Alpine Group, Inc., a corporation organized under the laws of Delaware (the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated or registered assigns, the principal sum of One Million Dollars on July 15, 2003, at the office or agency of Alpine referred to below, and to pay interest thereon on January 15, 1996 and semiannually thereafter, on January 15 and July 15 in each year, from July 21, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 1/4% per annum until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date of the Interest Payment Date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

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                                        4


     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of July 21, 1995, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) an Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 30th day following the date of original issue of the Notes, (b) such Exchange Offer Registration Statement has not been declared effective on or prior to the 90th day following the date of original issue of the Notes or (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 120th day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by 0.25% per annum, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any such additional interest continues to accrue: PROVIDED that the aggregate increase in such interest rate will in no event exceed 1.00%. Upon
(x) the filing of the Exchange Offer Registration Statement after the 30-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 90-day period described in clause (b) above or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 120-day period described in clause (c) above, the interest rate borne by this Note from the date of such filing, effectiveness or the day before the date of consummation, as the case may be, will be reduced to the original interest rate set forth above, PROVIDED, HOWEVER, that, if after such reduction in interest rate, a different event specified in clauses (a), (b) or
(c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

     Payment of the principal of, (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in The City of New York (which shall be the Corporate Trust Office of the Trustee, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of the United States of America; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by (i) check mailed to the address of the Person entitled thereto as such address shall appear on the Register or (ii) by transfer to an account maintained by the payee located in the United States.

     Reference is hereby made to the further provisions of the Notes set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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                                        5


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: 7/21/95                     THE ALPINE GROUP, INC.

                                   By
                                     --------------------------------------

Attest:

------------------------
  Authorized Signature





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                   MARINE MIDLAND BANK, as Trustee


                                   By
                                     --------------------------------------
                                             Authorized Signature

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                                        6


     This Note is one of a duly authorized issue of securities of the Company designated as its 12 1/4% Senior Secured Notes due 2003 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount of $153,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 15, 1995, among the Company, Superior Telecommunications, Inc., a corporation organized under the laws of the State of Georgia ("Superior"), Adience, Inc., a corporation organized under the laws of the State of Delaware ("Adience") and Superior Cable Corporation, a corporation organized under the laws of Ontario, Canada ("Superior Canada" and together with Superior and Adience, the "Subsidiary Guarantors", which term will include all successor guarantors under the Indenture) and Marine Midland Bank, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     As provided in the Indenture, the Notes are secured by the pledge to the Trustee pursuant to the Pledge Agreement. Each Holder by accepting a Note shall be bound by and be entitled to the benefits of the Pledge Agreement, as the same may be amended from time to time pursuant to the respective provisions thereof and of the Indenture.

     On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

     The Notes will be redeemable at the option of the Company, as a whole or from time to time in part, at any time on or after July 15, 1999, on not less than 30 nor more than 60 days' prior notice at the Redemption Prices (expressed as percentages of principal amount at maturity) set forth below, together with accrued interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on July 15 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an Interest Payment Date):

                                                       Redemption
               Year                                      Price
               ----                                    ----------
               1999. . . . . . . . . . . . .              103%
               2000. . . . . . . . . . . . .              102
               2001. . . . . . . . . . . . .              101


and thereafter at 100% of the principal amount at maturity, together with accrued interest, if any, to the Redemption Date.
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                                        7


     In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, during the two years after the original issue date of the Initial Notes, the Company may, with the net proceeds of one or more public offerings of its Common Stock, redeem up to 33 1/3% of the original aggregate principal amount at maturity of the Notes at 104 1/2% of the principal amount at maturity thereof for any such redemption, together with accrued interest, if any, to the Redemption Date, (subject to the right of holders of record on relevant record dates to receive interest due on an Interest Payment Date); PROVIDED, HOWEVER, that at least 66 2/3% of the original aggregate principal amount at maturity of the Notes remains outstanding thereafter.

     If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee PRO RATA, by lot or by such method as the Trustee deems fair and appropriate.

     In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant record date referred to on the face hereof. Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or the Subsidiary Guarantors (in the event the Subsidiary Guarantors are obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more replacement Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

     The Notes are entitled to the benefit of a Subsidiary Guarantee by each Subsidiary Guarantor to the extent provided in each such Subsidiary Guarantee.

     Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            [FORM OF TRANSFER NOTICE]


     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
please print or typewrite name and address including zip code of assignee


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES


     In connection with any transfer of this Note occurring prior to the date that is the earlier of the date of an effective Registration Statement or July 21, 1998, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [CHECK ONE]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Dated:
------------------------------     ---------------------------------------------
                                   NOTICE: The signature must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                    -----------------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:
------------------------------     ---------------------------------------------
                                   NOTICE:  To be executed by an executive
                                            officer.